Exhibit 99.1

Quotient Technology Inc. Reports First Quarter 2017 Financial Results

Q1 2017 revenue $72.6 million, up 10% over Q1 2016

Record 795 million transactions, up 48% from Q1 2016; Seven retailers delivered transaction growth of more than 70% over Q1 2016

Signs definitive agreement to acquire Crisp Mobile

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 2, 2017--Quotient Technology Inc. (NYSE: QUOT), a leading digital promotions, media and analytics company that connects brands, retailers, and shoppers, today reported financial results for first quarter ended March 31, 2017. The company also today announced that it has signed a definitive agreement to acquire Crisp Media, Inc., which does business as Crisp Mobile.

“We had a strong start to 2017, delivering record transaction volumes with continued growth across our platform,” said Steven Boal, CEO of Quotient. “Brands and retailers are embracing the shift to digital as they look to drive larger basket sizes and increase sales. Three years ago, we embarked on our vision of moving the industry to pure digital with Retailer iQ. Today, I’m thrilled to say that 79% of our total transactions are digital paperless. We believe the sheer increase in volumes enabled through digital channels will surpass the limitations of the offline world and redefine how brands and retailers spend their marketing dollars in promotions, trade and shopper marketing.

“I’d also like to welcome the Crisp team and its customers to Quotient. Crisp is complementary to our existing media solution and strategically fits with our aim to meet the growing demands of our clients to connect shopper marketing, media and promotions on mobile.”

First Quarter 2017 Financial Results

  Total revenue was $72.6 million in Q1 2017, a 10% increase over Q1 2016.
  Revenue from promotions and media were $57.4 million and $15.2 million respectively, compared to Q1 2016 revenue of $51.0 million and $15.1 million, respectively.
  GAAP net loss for Q1 2017 was $2.7 million, an improvement over GAAP net loss of $8.2 million in Q1 2016.
  Adjusted EBITDA was $7.7 million in Q1 2017, a 79% increase over Q1 2016 of $4.3 million.
  Delivered 795 million total transactions in Q1 2017, up 48% over Q1 2016.

Adjusted EBITDA, a non-GAAP measure, is reconciled to the corresponding GAAP measure at the end of this release.

Company Authorized New Stock Repurchase Program

The Company's board of directors authorized a new repurchase program of up to $50.0 million of the Company's common stock, effective May 5, 2017.

First Quarter 2017 Business Highlights

Continued to scale digital coupon transactions

  Digital paperless transactions grew 100% over Q1 2016, representing 79% of total transactions.
  Transaction growth continued to accelerate as retailers on our network embraced the power of digital marketing activities, enabling brands to spend more on digital. Seven retailers delivered transaction growth of more than 70% over Q1 of last year.
  Launched Coupons.com mobile app update with an expanded retailer gallery so shoppers can directly attach and add offers to their retailer accounts or through cash-back receipt scanning.

Expanded focus around media and data analytics

  Launched a growing number of shopper marketing campaigns including targeted media and promotions using our network and shopper data from QMX (Quotient Media Exchange).
  We believe shopper marketing is a large opportunity for Quotient. According to the Association of National Advertisers, shopper marketing is expected to grow to a nearly $19.0 billion market1 in the next few years as shopper marketers look to reach shoppers across the right touchpoints at the right time.
  Launched analytics pilot programs to measure the conversion of digital media to in-store sales for brands and retailer campaigns.

Signs Definitive Agreement to Acquire Crisp Mobile

The Company today also announced, in a separate press release, that it has signed a definitive agreement to acquire Crisp Mobile. A mobile marketing and advertising company, Crisp has a proven track record of delivering successful shopper marketing media campaigns for consumer packaged goods brands (CPGs) and retailers. Crisp’s deep mobile media expertise complements Quotient’s proprietary shopper data, retail network and existing promotions and media offerings.

The Company will pay approximately $33.0 million in upfront consideration, comprising cash and stock of $20.0 million and $13.0 million respectively (approximately 1.2 million shares valued based on a 90-day volume weighted average trading price) subject to certain adjustments at closing. Additionally, contingent consideration of up to $24.5 million in cash may become payable upon the achievement of certain financial metrics over a period of one year after closing. The deal is expected to close by the end of Q2 2017.

Business Outlook

As of today, Quotient is providing the following business outlook. Today’s announcement of Crisp is not reflected in the outlook below.

For the second quarter 2017, total revenue is expected to be in the range of $72.0 million to $75.0 million. Adjusted EBITDA for the second quarter 2017 is expected to be in the range of $9.0 million to $10.0 million.

Outlook for the full year 2017 remains unchanged. Total revenue is expected to be in the range of $307.0 million to $317.0 million. Adjusted EBITDA for the full year 2017 is expected to be in the range of $40.0 million to $45.0 million.

A reconciliation of Adjusted EBITDA, a non-GAAP guidance measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain income/expense items that are excluded in calculating Adjusted EBITDA.

Conference Call Information

Management will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 4:30 p.m. EDT/ 1:30 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 1823085 at least five minutes prior to the 1:30 p.m. PDT start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measure

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by Quotient’s management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts and executive officer compensation. In particular, the Company believes that the exclusion of the income/expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as the Company’s management and board of directors. Quotient defines Adjusted EBITDA as net income (loss) adjusted for stock-based compensation, depreciation and amortization, interest expense, other income (expense) net, provision for (benefit from) income taxes, net change in fair value of escrowed shares and contingent consideration, and charges related to Enterprise Resource Planning Software implementation costs and certain acquisition related costs.

Quotient's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of Quotient’s financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; and
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; (iii) tax payments that may represent a reduction in cash available to Quotient; (iv) the effects of stock-based compensation, depreciation and amortization, interest expense, other income (expense) net, provision for (benefit from) income taxes, net change in fair value of escrowed shares and contingent consideration, charges related to Enterprise Resource Planning software implementation costs and certain acquisition related costs; and (v) other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include the Company’s current expectations with respect to revenues and Adjusted EBITDA for the second quarter and fiscal 2017, the Company’s expectations regarding the acquisition of Crisp Media, Inc., the Company’s expectations for the continued scaling and growth of the Retailer iQ digital platform, including expectations on its ability to grow and perform and perform and meet the expectations of consumers, retailers and CPGs, the Company’s expectations regarding the future demand and behavior of consumers, retailers and CPGs, including the shift to digital, the Company’s expectations for Quotient Media Exchange, including expectations regarding the potential reach of the product, the Company’s expectations regarding its targeted promotions and targeted media offerings and shopper marketing, the Company’s expectations for the Coupons.com mobile app, and the Company’s expectations with respect to its future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to the Company’s management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company’s financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the financial and business impact of the acquisition of Crisp Media, Inc., the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions, including the Company’s ability to adapt to changes in consumer habits, the Company's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on the Company’s platform; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company's ability to effectively manage its growth; the Company's ability to successfully integrate acquired companies into its business; the Company's ability to develop and launch new services and features; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on February 16, 2017. Additional information will also be set forth in the Company’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT) is a leading digital promotion, media and analytics company that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including digital paperless coupons, digital printable coupons, coupon codes and card-linked offers. We operate Quotient Retailer iQ™, a digital coupon platform that connects into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. Our distribution network includes our flagship site and app, Coupons.com, as well as Grocery iQ™, Shopmium™ and our thousands of publisher partners. We serve hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers such as Albertsons Companies, CVS, Dollar General, Kroger and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif. Learn more at Quotient.com, and follow us on Twitter @Quotient.

Quotient Technology Inc., Quotient Retailer iQ, Coupons.com, Grocery iQ and Shopmium are trademarks of Quotient Technology Inc. All other marks are owned by their respective owners.

1 "U.S. Brand Activation Marketing Forecast (2016-2020): Key Findings Report." Association of National Advertisers and PQ Media, April 2016.

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$130,486	$106,174
Short-term investments	44,134	69,172
Accounts receivable, net	71,948	71,945
Prepaid expenses and other current assets	7,654	6,293
Total current assets	254,222	253,584
Property and equipment, net	16,046	16,376
Intangible assets, net	45,586	47,987
Goodwill	43,895	43,895
Other assets	855	914
Total assets	$360,604	$362,756
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,388	$4,968
Accrued compensation and benefits	8,360	13,202
Other current liabilities	19,507	20,864
Deferred revenues	7,582	6,856
Total current liabilities	39,837	45,890
Other non-current liabilities	658	78
Deferred rent	2,184	2,285
Contingent consideration related to acquisitions	—	185
Deferred tax liabilities	2,309	2,569
Total liabilities	44,988	51,007

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	657,355	647,474
Treasury stock, at cost	(96,574)	(96,574)
Accumulated other comprehensive loss	(707)	(748)
Accumulated deficit	(244,459)	(238,404)
Total stockholders’ equity	315,616	311,749
Total liabilities and stockholders’ equity	$360,604	$362,756

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$72,579	$66,051
Costs and expenses:
Cost of revenues (1)	29,212	25,212
Sales and marketing (1)	23,837	24,500
Research and development (1)	13,120	13,532
General and administrative (1)	11,893	11,250
Change in fair value of escrowed shares and contingent consideration, net	(2,585)	(102)
Total costs and expenses	75,477	74,392
Loss from operations	(2,898)	(8,341)
Other income (expense), net	127	192
Loss before income taxes	(2,771)	(8,149)
Provision for (benefit from) income taxes	(97)	46
Net loss	$(2,674)	$(8,195)

Net loss per share, basic and diluted	$(0.03)	$(0.10)
Weighted-average shares used to compute net loss per share, basic and diluted	87,490	82,518

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2017	2016
Cost of revenues	$451	$497
Sales and marketing	1,332	1,583
Research and development	2,011	2,240
General and administrative	3,962	3,290
Total stock-based compensation	$7,756	$7,610

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,674)	$(8,195)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,532	5,128
Stock-based compensation	7,756	7,610
Loss on disposal of property and equipment	—	11
Allowance for doubtful accounts	(268)	(56)
Deferred income taxes	(97)	20
Change in fair value of escrowed shares and contingent consideration, net	(2,585)	(102)
Changes in operating assets and liabilities:
Accounts receivable	264	5,731
Prepaid expenses and other current assets	(1,295)	(3,039)
Accounts payable and other current liabilities	(1,749)	(1,039)
Accrued compensation and benefits	(4,843)	(6,369)
Deferred revenues	726	486
Other	—	1
Net cash provided by (used in) operating activities	(233)	187

Cash flows from investing activities:
Purchases of property and equipment	(1,637)	(1,684)
Purchase of short-term investments	(25,078)	—
Proceeds from maturity of short-term investment	50,116	—
Net cash provided by (used in) investing activities	23,401	(1,684)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,144	1,785
Repurchases of common stock	—	(10,963)
Principal payments on capital lease obligations	(9)	(13)
Net cash provided by (used in) financing activities	1,135	(9,191)
Effect of exchange rates on cash and cash equivalents	9	—
Net (decrease) increase in cash and cash equivalents	24,312	(10,688)
Cash and cash equivalents at beginning of period	106,174	134,947
Cash and cash equivalents at end of period	$130,486	$124,259

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND TRANSACTION DATA (Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Net loss	$(2,674)	$(8,195)
Adjustments:
Stock-based compensation	7,756	7,610
Depreciation, amortization and other (1)	5,404	5,128
Change in fair value of escrowed shares and contingent consideration, net	(2,585)	(102)
Other (income) expense, net	(127)	(192)
Provision for (benefit from) income taxes	(97)	46

Total adjustments	$10,351	$12,490

Adjusted EBITDA	$7,677	$4,295

Transactions (2)	795,270	537,185

(1) Other includes certain acquisition related costs and enterprise resource planning software implementation costs of $0.7 million and $0.2 million, respectively, for the three months ended March 31, 2017.

(2) A transaction is any action that generates revenue, directly or indirectly, including per item transaction fees, revenue sharing fees, set up fees and volume-based fixed fees. Transactions exclude self-generated retailer offers where no revenue is received.

CONTACT:
Quotient Technology Inc.
Investor Relations Contact:
Stacie Clements, 650-605-4535
Vice President, Investor Relations
ir@quotient.com
or
Media Contact:
Paul Sloan, 650-396-8754
Vice President, Communications
press@quotient.com